UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 7, 2007 (February 1, 2007)

Innovo Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 South Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02             Termination of a Material Definitive Agreement

On February 1, 2007, Innovo Group Inc.’s (the “Company”) subsidiary, Joe’s Jeans Inc., entered into a mutual dissolution agreement with Beyond Blue, Inc. to end its Master Distribution Agreement (“MDA”) for the international distribution of its Joe’s® and Joe’s Jeans™ branded products.  Under the dissolution agreement, the parties agreed to the immediate termination of the MDA, as well as the immediate termination of an agent agreement and assignment agreement for Japan.  Under the terms of the dissolution agreement, the parties have agreed that certain provisions of the MDA would survive termination.  Further, the parties agreed to cooperate in delivering customer orders, agreements and assignments of existing sub-distributor agreements in order to ensure an orderly transition of existing rights and obligations.  The dissolution agreement contains customary terms and conditions regarding notices, claims, breach of agreement, nondisparagement and reservation of rights.

The parties mutually agreed that entering into the dissolution agreement for the MDA was in the best interest of the parties.

The preceding description of the dissolution agreement is a summary of the material terms of the agreement, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is filed herewith as Exhibit 10.1.  Exhibit 10.1 is incorporated herein by reference.  A copy of the press release announcing this is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.02             Results of Operations and Financial Condition

On February 7, 2007, the Company issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference regarding its fourth quarter financial statements to be included in its Annual Report on Form 10-K for the fiscal year ended November 25, 2006 to be filed with the Securities and Exchange Commission on February 8, 2007.

The information, including Exhibit 99.2 attached hereto, in this Current Report on Form 8-K is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

ITEM 8.01             Other Events

On February 7, 2007, the Company issued a press release announcing that it had entered into a merger agreement effective as of February 6, 2007 with JD Holdings Inc. (“JD Holdings”) the successor in interest to JD Design LLC (“JD Design”) the entity from whom the Company licenses the Joe’s® brand and marks.  In exchange for all of the rights to the Joe’s® brand and subject to approval by the Company’s stockholders, the Company will issue to JD Holdings 14,000,000 shares of its common stock, $300,000 in cash and enter into an employment agreement with Joe Dahan, the principal designer of the Joe’s brand and sole stockholder of JD Holdings.  In the event that the merger is approved, the license agreement will terminate and the Company will own all right, title and interest in the Joe’s® brand and marks.  A copy of the press release announcing this as Exhibit 99.3 and incorporated herein by reference.  The Company intends to file a supplemental Current Report on Form 8-K on or before February 12, 2007 under Item 1.01 further describing the entry into this material definitive agreement.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	Dissolution Agreement dated February 1, 2007

99.1	Press Release dated February 7, 2007

99.2	Press Release dated February 7, 2007

99.3	Press Release dated February 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

Date: February 7, 2007	By:	/s/ Marc Crossman
Marc Crossman
Chief Executive Officer, President, Chief Financial Officer and Director
(Principal Executive Officer and Principal Financial Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Dissolution Agreement dated February 1, 2007

99.1	Press Release dated February 7, 2007

99.2	Press Release dated February 7, 2007

99.3	Press Release dated February 7, 2007